Exhibit 23.4




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of 360 Communications Company on Form S-3 (No. 333-21331), Form S-8 (No. 333-1380), Form S-8 (No. 333-1382) of our report dated February 13, 1998, on our audits of the financial statements of the New York SMSA Limited Partnership (the "Partnership") as of and for the years ended December 31, 1997 and 1996, which report is included in this Annual Report on Form 10-K



                                                        Coopers & Lybrand L.L.P.

New York, New York
March 26, 1998